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INDEPENDENT AUDITORS' CONSENT                                        EXHIBIT 23





We consent to the incorporation by reference in Registration Statement No. 33-44996 of The Caldor Corporation (Debtor-In-Possession) on Form S-8 of our report dated June 20, 1997 appearing in this Annual Report on Form 11-K of The Caldor Corporation for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP



New York, New York
June 26, 1997


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